        EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Rundeck, Inc. 2017 Stock Option and Grant Plan, as amended of our report dated March 19, 2020, with respect to the consolidated financial statements of PagerDuty, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2020, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
San Jose, California
October 1, 2020